TherapeuticsMD 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

TherapeuticsMD® Announces Third Quarter 2020 Financial Results

- Significant growth in net revenue, net revenue per unit and prescriptions across product portfolio-

-Total net revenue increased 80% to $19.3 million compared to 2Q20-

- ANNOVERA®net revenue increased 250% for 3Q20 compared to 2Q20-

- Menopausal products achieved double digit growth in new and total prescriptions for 3Q20 compared to 2Q20-

-Reduced 3Q20 cash burn by $22 million compared to 2Q20-

-Process to divest vitaCare Prescription Services underway that could generate non-dilutive proceeds-

-Sixth Street reduces minimum cash requirement from $60 million to $45 million through year end-

- Conference call scheduled for 8:30 a.m. ET today -

BOCA RATON, Fla. – November 9, 2020 – TherapeuticsMD, Inc. (NASDAQ: TXMD), an innovative, leading women’s healthcare company, today reported financial results for the third quarter ended September 30, 2020.

“We delivered a strong quarter that resulted in record growth across our product portfolio in the midst of a pandemic and beat net revenue consensus estimates for the sixth quarter in a row,” said Robert G. Finizio, Chief Executive Officer of TherapeuticsMD. “During the quarter, we significantly reduced our operating expenses and cash burn.”

Third Quarter 2020 Summary

•	Total net revenue increased 80% to $19.3 million for the third quarter of 2020 as compared to $10.7 million for the second quarter of 2020.
o	Product net revenue from product sales to wholesalers and pharmacies increased 62% to $17.3 million for the third quarter of 2020 as compared to $10.7 million for the second quarter of 2020.
o	License revenue of $2 million from Knight Therapeutics, Inc. was recognized in the third quarter of 2020 as a result the approval by Health Canada of IMVEXXY and BIJUVA® for commercial sale in Canada.
•	Total operating expenses, excluding non-cash items, decreased by $11.0 million to $37.1 million for the third quarter of 2020 as compared to $48.1 million for the second quarter of 2020.

ANNOVERA® (segesterone acetate and ethinyl estradiol vaginal system)

•	ANNOVERA net product revenue increased 250% to $6.4 million for the third quarter of 2020 as compared to $1.8 million for the second quarter of 2020. Net revenue per unit, calculated from sales to wholesalers and pharmacies, was $1,339 for the third quarter of 2020.

•	Approximately 5,200 ANNOVERA prescriptions were dispensed during the third quarter of 2020. ANNOVERA total prescription volume increased 115% for third quarter of 2020 as compared to the second quarter of 2020.

•	ANNOVERA gained preferred coverage with one of the top pharmaceutical benefit managers (PBM), representing approximately 20% of commercial lives, effective in the first quarter of 2021.

o	This PBM will include ANNOVERA as the only preferred branded contraceptive vaginal ring agent and will remove NuvaRing® from its 2021 formulary.

•	ANNOVERA was added by Medi-Cal as of November 1, 2020 and will be fully implemented across all California lives (approximately 16% of national Medicaid population) by January 1, 2020.

IMVEXXY® (estradiol vaginal inserts)

•	IMVEXXY net product revenue increased 35% to $6.8 million for the third quarter of 2020 as compared to $5.1 million for the second quarter of 2020. Net revenue per unit, calculated from sales to wholesalers and pharmacies, was $51 for the third quarter of 2020. Strong IMVEXXY refill rates continued with patients adhering to therapy.
•	Approximately 131,000 IMVEXXY prescriptions were dispensed during the third quarter of 2020. IMVEXXY new prescription volume increased 32% for third quarter of 2020 as compared to the second quarter of 2020, which should positively impact total prescriptions going forward. IMVEXXY total prescriptions increased 11% for same period.
•	IMVEXXY gained preferred coverage with one of the top PBMs, representing approximately 20% of commercial lives, effective in the first quarter of 2021.
o	This PBM will include IMVEXXY as the only branded pharmaceutical product on formulary for the vulvar and vaginal atrophy (VVA) class and will remove Premarin® Cream, Intrarosa®, Osphena® and Estring® from the 2021 formulary.

BIJUVA® (estradiol and progesterone)

•	BIJUVA net product revenue increased 22% to $1.6 million for the third quarter of 2020 as compared to $1.4 million the second quarter of 2020. Net revenue per unit, calculated from sales to wholesalers and pharmacies, was $47 for the third quarter of 2020.
•	Approximately 32,000 BIJUVA prescriptions were dispensed in the third quarter of 2020. BIJUVA new prescription volume increased approximately 59% for the third quarter of 2020 as compared to the second quarter of 2020. Total prescriptions increased approximately 16% during the same period.
•	Anthem (includes many Blue Cross Blue Shield plans) moved BIJUVA from non-preferred to preferred formulary status as of October 1 , 2020.

Net Revenue

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Three Months Ended June 30, 2020
ANNOVERA	$6,418,990	$399,952	$1,835,460
IMVEXXY	6,841,592	4,772,354	5,085,190
BIJUVA	1,646,320	490,705	1,352,001
Prenatal vitamins	2,435,903	2,550,330	2,428,382
Licensing revenue	2,000,000	15,506,400	—
Net revenue	$19,342,805	$23,719,741	$10,701,033

Cost of Goods Sold/Gross Margin

•	Cost of goods sold decreased $1.1 million to $3.3 million for the third quarter of 2020 compared to $4.4 million for the second quarter of 2020.
o	The second quarter of 2020 included a non-cash write-off of $1.9 million primarily related to BIJUVA inventory obsolescence as a result of the Company’s reprioritization of selling resources to ANNOVERA and IMVEXXY, together with the impact of the COVID-19 pandemic on sales forecasts of BIJUVA for future quarters, which was partially offset by the increase in cost of goods related to increased unit sales for the quarter.
o	Gross margin percentage increased to 83% for quarter ended September 30, 2020 inclusive of the license revenue of $2 million (81% when excluding license revenue), as compared to 59% for the quarter ended June 30, 2020, which was impacted by the non-cash write-off of $1.9 million.

Expense, EPS and Related Information

•	Total operating expenses, excluding non-cash items, decreased by $11.0 million to $37.1 million for the third quarter of 2020 as compared to $48.1 million for the second quarter of 2020.
o	The decrease in operating expenses was primarily a result of the Company’s cost containment efforts to reduce overall spend.
o	For the remainder of 2020, the Company anticipates that spend will focus on delivering the necessary resources to support the launch of ANNOVERA, continued ramp-up of IMVEXXY, and ongoing brand management of BIJUVA.

•	Net loss for the quarter ended September 30, 2020 decreased to $32.6 million, or $0.12 per basic and diluted share, compared with $52.0 million, or $0.19 per basic and diluted share, for the quarter ended June 30, 2020.
o	Net loss per share for the second quarter of 2020 was negatively impacted by inventory and sample expense charges related primarily to BIJUVA of $0.02 per basic and diluted share.

Balance Sheet

•	As of September 30, 2020, the Company’s cash on hand totaled $79.6 million, compared with $113.8 million as of June 30, 2020.

Potential vitaCare Divesture

TherapeuticsMD today announced the commencement of a process to divest vitaCare Prescription Services. In recent months, the COVID-19 pandemic has highlighted the value of pharmaceutical companies being able to connect directly with patients. The Company’s vitaCare Prescription Services model is designed to make a complex process of filling prescriptions simple, cost-effective, and stress free for patients. This in combination with the rise of interest and investment in other hub service and pharmacy services companies has driven outside interest in vitaCare both from pharmaceutical companies seeking to utilize vitaCare for their products and from potential partners or sponsors seeking to acquire a controlling interest in vitaCare. The Company’s goal is to unlock substantial value for its shareholders by divesting vitaCare to a partner who can capitalize the business opportunity. Based on initial indications received, the Company believes the enterprise value of vitaCare with the right partner can be upwards of $100 million, and, depending on the ultimate transaction structure, could potentially generate at least $50 million in non-dilutive proceeds to the Company, while also retaining an interest in the newly-capitalized business. The Company intends that vitaCare’s existing dedicated management team will continue to operate the business to ensure the current level of service to TherapeuticsMD and new customers. The Company has retained Greenhill & Co. as an advisor for the transaction.

Sixth Street Update

The Company entered into an agreement with its lender, Sixth Street Partners, to lower the minimum cash balance requirement under the Company’s Financing Agreement from $60 million to $45 million through year end.

Conference Call and Webcast Details

TherapeuticsMD will host a conference call and live audio webcast today at 8:30 a.m. ET to discuss these financial results and provide a business update.

Date:	Monday, November 9, 2020
Time:	8:30 a.m. ET
Telephone Access (US):	866-665-9531
Telephone Access (International):	724-987-6977
Access Code for All Callers:	7747227

A live webcast and audio archive for the event may be accessed on the home page or from the “Investors & Media” section of the TherapeuticsMD website at www.therapeuticsmd.com. Please connect to the website prior to the start of the presentation to ensure adequate time for any software downloads that may be necessary to listen to the webcast. A replay of the webcast will be archived on the website for at least 30 days. In addition, a digital recording of the conference call will be available for replay beginning two hours after the call's completion and for at least 30 days with the dial-in 855-859-2056 or international 404-537-3406 and Conference ID: 7747227.

Please see the Full Prescribing Information, including indication and Boxed WARNING, for each TherapeuticsMD product as follows:

•	IMVEXXY (estradiol vaginal inserts) at https://imvexxy.com/pi.pdf
•	BIJUVA (estradiol and progesterone) capsules at https://www.bijuva.com/pi.pdf
•	ANNOVERA (segesterone acetate and ethinyl estradiol vaginal system) at www.annovera.com/pi.pdf

About TherapeuticsMD

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. Our products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. The Company is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit www.therapeuticsmd.com or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Forward-Looking Statements

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as "believes," "hopes," "may," "anticipates," "should," "intends," "plans," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled "Risk Factors" in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the effects of the COVID-19 pandemic; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, and BIJUVA® and obtain additional financing necessary therefor; whether the company will be able to comply with the covenants and conditions under its term loan facility; whether the company will be able to successfully divest its vitaCare business and the proceeds that may be generated by such divestiture; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of the company’s current or future approved products or preclude the approval of the company’s future drug candidates; whether the FDA will approve the efficacy supplement for the lower dose of BIJUVA; the company’s ability to protect its intellectual property, including with respect to the Paragraph IV notice letters the company received regarding IMVEXXY and BIJUVA; the length, cost and uncertain results of future clinical trials; the company’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of the company’s licensees to commercialize and distribute the company’s products; the ability of the company’s marketing contractors to market ANNOVERA; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership. PDF copies of the company’s historical press releases and financial tables can be viewed and downloaded at its website: www.therapeuticsmd.com/pressreleases.aspx.

# # #

Investor Contact

Nichol Ochsner

Vice President, Investor Relations

561-961-1900, ext. 2088

Nochsner@TherapeuticsMD.com

THERAPEUTICSMD, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash	$79,633,675	$160,829,713
Accounts receivable, net of allowance for doubtful accounts
of $857,176 and $904,040, respectively	24,059,095	24,395,958
Inventory, net	9,932,304	11,860,716
Other current assets	8,819,239	11,329,793
Total current assets	122,444,313	208,416,180

Fixed assets, net	1,969,929	2,507,775

Other Assets:
License rights, net	36,959,305	39,221,308
Intangible assets, net	5,537,885	5,258,211
Right of use assets	9,975,725	10,109,154
Other assets	403,643	473,009
Total other assets	52,876,558	55,061,682
Total assets	$177,290,800	$265,985,637

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$16,109,638	$19,181,212
Other current liabilities	31,220,484	33,823,613
Total current liabilities	47,330,122	53,004,825

Long-Term Liabilities:
Long-term debt	237,051,202	194,634,643
Operating lease liability	8,907,995	9,145,049
Other long-term liabilities	35,000	—
Total long-term liabilities	245,994,197	203,779,692
Total liabilities	293,324,319	256,784,517

Commitments and Contingencies

Stockholders' Equity:
Preferred stock - par value $0.001; 10,000,000 shares authorized;
no shares issued and outstanding	—	—
Common stock - par value $0.001; 600,000,000 and 350,000,000 shares authorized: 272,812,271 and 271,177,076 issued and
outstanding, respectively	272,812	271,177
Additional paid-in capital	720,551,488	704,351,222
Accumulated deficit	(836,857,819)	(695,421,279)
Total stockholders' (deficit) equity	(116,033,519)	9,201,120
Total liabilities and stockholders' (deficit) equity	$177,290,800	$265,985,637

THERAPEUTICSMD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019

Product revenue, net	$17,342,805	$8,213,341	$10,701,033	$40,294,495	$18,238,857
License revenue	2,000,000	15,506,400	—	2,000,000	15,506,400
Total revenue, net	19,342,805	23,719,741	10,701,033	42,294,495	33,745,257

Cost of goods sold	3,278,609	1,444,308	4,400,485	10,394,145	3,455,995

Gross profit	16,064,196	22,275,433	6,300,548	31,900,350	30,289,262

Operating expenses:
Sales, general, and administrative	38,751,250	45,126,986	48,340,628	144,018,899	121,378,519
Research and development	2,027,195	4,077,738	2,742,032	8,038,056	15,359,988
Depreciation and amortization	258,787	141,959	256,557	777,338	363,956
Total operating expenses	41,037,232	49,346,683	51,339,217	152,834,293	137,102,463

Operating loss	(24,973,036)	(27,071,250)	(45,038,669)	(120,933,943)	(106,813,201)

Other (expense) income
Loss on extinguishment of debt	—	—	—	—	(10,057,632)
Miscellaneous income	41,405	703,662	88,858	465,745	1,878,980
Interest expense	(7,679,443)	(5,599,005)	(7,026,853)	(20,968,342)	(11,717,632)
Total other expense, net	(7,638,038)	(4,895,343)	(6,937,995)	(20,502,597)	(19,896,284)

Loss before income taxes	(32,611,074)	(31,966,593)	(51,976,664)	(141,436,540)	(126,709,485)

Provision for income taxes	—	—	—	—	—

Net loss	$(32,611,074)	$(31,966,593)	$(51,976,664)	$(141,436,540)	$(126,709,485)

Loss per share, basic and diluted:

Net loss per share, basic and diluted	$(0.12)	$(0.13)	$(0.19)	$(0.52)	$(0.53)

Weighted average number of common
shares outstanding, basic and diluted	272,564,635	241,261,299	271,876,238	271,968,981	241,163,994

THERAPEUTICSMD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Nine Months Ended September 30,
	2020	2019

Net loss	$(141,436,540)	$(126,709,485)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation of fixed assets	576,459	223,750
Amortization of intangible assets	200,879	140,206
Write off of patent and trademark costs	584,509	78,864
Write off of deferred financing fees	275,379	—
Non-cash operating lease expense	1,050,940	711,836
(Recovery of) provision for doubtful accounts	(46,864)	95,097
Lease impairment	81,309	—
Inventory obsolesence reserve	5,744,464	—
Loss on extinguishment of debt	—	10,057,632
Share-based compensation	8,502,044	7,859,357
Amortization of intellectual property license fee	2,262,002	15,998
Amortization of deferred financing fees	1,370,118	582,829
Changes in operating assets and liabilities:
Accounts receivable	383,727	(4,354,890)
Inventory	(3,816,053)	(7,265,174)
Other assets	2,003,079	(1,128,515)
Accounts payable	(3,071,574)	1,389,665
Accrued expenses and other current liabilities	(3,812,919)	3,402,511

Net cash used in operating activities	(129,149,041)	(114,900,319)

CASH FLOWS FROM INVESTING ACTIVITIES
Patent costs	(1,065,062)	(1,068,542)
Purchase of fixed assets	(38,613)	(2,089,413)
Security deposit	35,000	(20,420)

Net cash used in investing activities	(1,068,675)	(3,178,375)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of options and warrants	271,678	108,656
Repayment of the Credit Agreement	—	(81,660,719)
Proceeds from the Financing Agreement	50,000,000	200,000,000
Payment of deferred financing fees	(1,250,000)	(6,652,270)

Net cash provided by financing activities	49,021,678	111,795,667

Decrease in cash	(81,196,038)	(6,283,027)
Cash, beginning of period	160,829,713	161,613,077
Cash, end of period	$79,633,675	$155,330,050

Supplemental disclosure of noncash investing and financing activities

Warrant granted in relation to Financing Agreement	$7,428,179	$—

Amount accrued for intellectual property license	$—	$20,000,000

Supplemental disclosure of cash flow information

Interest paid	$19,172,847	$12,446,792